Exhibit 99.1

NEWS RELEASE

ICF International Completes Acquisition of Jacob & Sundstrom

Expands Capabilities in Cybersecurity and Identity Management Markets

FAIRFAX, Va. (December 10, 2009) – ICF International, Inc. (NASDAQ:ICFI) announced today that it has closed the acquisition of Jacob & Sundstrom, Inc. (JASI), an information technology firm specializing in providing cybersecurity and identity management services to U.S. federal civilian and defense agencies. With the acquisition, ICF International will offer an expanded range of advisory and implementation solutions across its federal and energy industry client base to assist in mitigating emerging cybersecurity threats and vulnerabilities. The present Jacob & Sundstrom management team and employees will remain with the company.

Greenberg Traurig, LLP acted as ICF’s legal counsel on the transaction. RSM McGladrey, Inc., conducted financial and tax due diligence.

Jacob & Sundstrom’s highly technical cybersecurity capabilities have positioned its clients as centers of excellence within the U.S. federal government. Jacob & Sundstrom also offers full-scope identity management services to complement its cybersecurity capabilities. Key client agencies include the Social Security Administration, Environmental Protection Agency, and Department of Defense.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

FOR IMMEDIATE RELEASE

Douglas Beck

ICF International

1.703.934.3820

Lynn Morgen / Betsy Brod

MBS Value Partners

1.212.750.5800

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. Specifically, such statements in this release also include those made with respect to our acquisition of Jacob & Sundstrom. Such risks and uncertainties with respect to our acquisition of Jacob & Sundstrom include the possibility that the benefits anticipated from the acquisition will not be fully realized. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.